UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2016

CÜR MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-183760	99-0375741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2217 New London Turnpike

South Glastonbury, CT 06073

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (860) 430-1520

N/A

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On September 23, 2016, we amended our 2015 Equity Incentive Plan (the “2015 Plan”) to make clarifications with respect to the grant of incentive stock options under the 2015 Plan. The First Amendment to the 2015 Plan is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On September 20, 2016, we received notice from Sony Music Entertainment ("SME") confirming that our Framework Distribution Agreement with SME, as amended (the "Agreement"), automatically terminated effective June 14, 2016 as a result of our failure to pay SME the advance due pursuant to the Agreement on that date. SME has indicated that it may be willing to enter into a new agreement with us once we are adequately funded. We continue to pursue sources of equity or debt financing to support our operations. However, we cannot be sure that additional financing will be available to us on acceptable terms, or at all.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

We have not yet filed our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, which was due to be filed on or before August 15, 2016. We received notice from the OTC Markets Group that, if we have not filed the Form 10-Q by September 29, 2016, our common stock will be downgraded to the OTC Pink marketplace.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1*	First Amendment to 2015 Equity Incentive Plan

_________

* Management contract or compensatory plan or arrangement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CÜR MEDIA, INC.

Date: September 29, 2016	By:	/s/ Kelly Sardo
	Name:	Kelly Sardo
	Title:	Secretary

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